SCHEDULE 14C INFORMATION STATEMENT


        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:

X    Preliminary Information Statement

_    Confidential, for Use of the Commission Only (as permitted by Rule
     14c-5(d)(2))

_    Definitive Information Statement


                                  DRUCKER, INC.
                     ---------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                                  DRUCKER, INC.
                           Suite 916, Cathedral Place
                            925 West Georgia Street
                         Vancouver, BC, Canada V6C 3L2
                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                              ---------------------

To The Shareholders of Drucker, Inc.:

         The "Majority Shareholders" are the holders of a total of 27,237,501 shares or approximately 54.5% of the total issued and outstanding stock of Drucker, Inc., a Delaware corporation (the "Company"). The Majority Shareholders have consented to the following resolutions by written consent in lieu of a Shareholders' Meeting pursuant to the General Corporation Law of the State of Delaware.

        Proposal #1: To authorize the officers and directors of the Company to amend the Company's Articles of Incorporation to increase the number of Common Shares authorized from 50 million to five hundred million.

        Proposal #2: To authorize the officers and directors of the Company to amend the Articles of Incorporation to change the name to a name yet to be determined.

        Proposal #3: To authorize a reverse split on a one for three basis of existing outstanding common shares, warrants and options.


                              Ronald Xie, President

                                   -----------

                 WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                                  DRUCKER, INC.
                           Suite 916, Cathedral Place
                            925 West Georgia Street
                         Vancouver, BC, Canada V6C 3L2

                              ---------------------

                               SHAREHOLDERS ACTION

     The Majority Shareholders submitted their consents to the resolutions described in this Information Statement on or about February 17, 2004, to be effective 20 days after this Information Statement is mailed to shareholders. As of February 17, 2004, the Majority Shareholders held of record 27,237,501 shares of the Company's common stock, or approximately 54.5% of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several hundred other shareholders.

     The Majority Shareholders consenting consist of Richco Investors Inc., Gerald Runolfson and Beijing Beike Electronic Materials Hightech Corporation (BK Machinery).

     Holders of the common stock of record as of March 1, 2004 are entitled to submit their consent to the shareholder resolutions described in this Informa-tion Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by April 20, 2004 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Delaware law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 49,976,250 shares of common stock are entitled to vote on the Company's proposed transactions described in this Information Statement.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2002 and its quarterly report on the Form 10-QSB for the quarter ending March 31, 2003 are available upon request to: Ronald Xie, President, Drucker, Inc., Suite 916, Cathedral Place, 925 West Georgia Street, Vancouver, B.C. Canada V6C 3L2.

   SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of March 30, 2004 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o Suite 916, Cathedral Place, 925 West Georgia Street, Vancouver, B.C. Canada V6C 3L2.

(i)
Title            Name and                         Amount and             Percent
 of              Address of                       Nature of                of
Class            Beneficial Owner                 Beneficial Interest    Class
                                                                         Current
                                                                         -ly
                                                                         Author-
                                                                         ized
-------          ----------------------           ---------------------  -------
Common Stock     Richco Investors, Inc.           9,225,000(1)(2)        18.48%
                 789 West Pender St. #950
                 Vancouver, B.C. Canada V6C 1H2

Common Shares    Beijing Beike Machinery          17,500,000             35%
                 Electronics Materials Hightech
                 Corp.

Common Shares    Speed One Investment Ltd.        75,520,800*            0%

*These shares will be issued after the additional authorization of common shares subject to this Information Statement.

(ii) The following sets forth information with respect to our Common Stock beneficially owned by each officer and director at March 30, 2004 and by all directors and officers as a group. (Table includes options granted to officers and directors. See Item 10(f) Stock Purchase Options.)

Title        Name of                        Amount and                Percent
of           Beneficial                     Nature of                 of
Class        Owner                          Beneficial Ownership      Class
-----        -----                          --------------------      -----
Common       Gerald Runolfson               512,501 (a)(b)            1.5%
             Secretary and Director
             (former President)
             4151 Rose Crescent             812,501 (b)
             West Vancouver,                including options         2.4%
             B.C. Canada

Common       Nick Ringma                    0                         0%
             916 Cathedral Place
             925 West Georgia Street
             Vancouver, B.C., Canada
             V6C 3L2

             Wei Zhang Liu                  14,650,776                11.67%
             916 Cathedral Place
             925 West Georgia Street
             Vancouver, B.C., Canada
             V6C 3L2

             Liang Hong                     14,650,776                11.67%
             916 Cathedral Place
             925 West Georgia Street
             Vancouver, B.C., Canada
             V6C 3L2

             Yi Kang Sun                    10,464,840                8.34%
             916 Cathedral Place
             925 West Georgia Street
             Vancouver, B.C., Canada
             V6C 3L2

             Liang Song Ge                  14,650,776                11.67%
             916 Cathedral Place
             925 West Georgia Street
             Vancouver, B.C., Canada
             V6C 3L2


NAME                                # OF SHARES     PRE TRANSACTION         POST TRANSACTION
                                                    (%)                     (%)

    Ronald Xie                      0               0                       0
    916 Cathedral Place
    925 West Georgia Street
    Vancouver, B.C., Canada
    V6C 3L2

    Gerald Runolfson                512,501         1.5                     .4%
    916 Cathedral Place             (+300,000       2.4                     .6%
    925 West Georgia Street         options)
    Vancouver, B.C., Canada
    V6C 3L2

    Nick Ringma                     0               0                       0
    916 Cathedral Place
    925 West Georgia Street
    Vancouver, B.C., Canada
    V6C 3L2

    Wei Zhang Liu                   14,650,776      0                       11.67%
    916 Cathedral Place
    925 West Georgia Street
    Vancouver, B.C., Canada
    V6C 3L2

    Liang Hong                      14,650,776      0                       11.67%
    916 Cathedral Place
    925 West Georgia Street
    Vancouver, B.C., Canada
    V6C 3L2

    Liang Song Ge                   14,650,776      0%                      11.67%
    916 Cathedral Place             (1)(2)
    925 West Georgia Street
    Vancouver, B.C., Canada
    V6C 3L2

    Yi Kang Sun                     10,464,840      0                       8.34%
    916 Cathedral Place
    925 West Georgia Street
    Vancouver, B.C., Canada
    V6C 3L2

    Beijing Science & Technology    23,255,200      0                       18.53%
      University (USTB)             (pre-transaction 17,500,000) (2)(3)

    BK Machinery                    23,255,200      0                       18.53%

    Hong Jun Lu                     2,092,968       0                       1.67%
    916 Cathedral Place             (1)(2)
    925 West Georgia Street
    Vancouver, B.C., Canada
    V6C 3L2



                                       5

    Wang Ping                       5,581,248        0                      4.45%
    916 Cathedral Place             (1)(2)
    925 West Georgia Street
    Vancouver, B.C., Canada
    V6C 3L2

    Ling Sheng Han                  7,674,216        0                      6.12%
    916 Cathedral Place             (1)(2)
    925 West Georgia Street
    Vancouver, B.C., Canada
    V6C 3L2

Total Officers & Directors Post Transaction     62,091,384(4)     49.47%
                                                69,765,600        55.6%

(1)  Through ownership of Speed One Investment LTD.

(2)  Post transaction

(3)  Currently holds 17,500,000 shares

(4)  Assuming by % beneficial ownership of Speed One Investment Ltd.

(5)  As beneficially controlled by Speed One Investment Ltd. (Group)


(a) Porta-Pave Industries, Inc. (company owned by Runolfson family) owns 380,002 shares

(b) Gerald Runolfson, individually owns 132,499 shares and has an option to acquire 300,000 shares.

          (1) 9,225,000 shares are owned by Richco Investors, Inc. of which Ernest Cheung is a director, officer and shareholder. Richco Investors, Inc. is beneficially owned by Raoul Tsakok through ownership of 50%+ shares of common stock of Richco Investors, Inc. Mr. Raoul Tsakok, through Cobilco, Inc., has an option to acquire 550,000 shares.


                                   MANAGEMENT

         The following table lists the names and ages of the executive officers and directors of the Company and the Subsidiary. The directors will continue to serve until the next annual shareholders meeting or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors.

         RONALD XIURU XIE, age 41, President, Director, CEO, and Acting CFO of Drucker, Inc. (appointed in June 2003) obtained a BA degree from Beijing University of International Business & Economics in 1984 and a Master of Law in 1986 from School of Law, Beijing University of International Business & Economics. He obtained an LLB (law) in 1992 from Queen's University in Canada. He is President and director of China NetTV Holdings, Inc. since July 2003 to present. He has been a member of the Chinese practice Bar since 1988 and was called to the Bar of Ontario, Canada in 1993. Mr. Xie will devote approximately 50% of his time to company operations.

         NICK RINGMA, age 56, was appointed a director of Drucker, Inc. in June 2003. Mr. Ringma studied at Calvin College 1967-68 and obtained a BA in 1973 from Simon Fraser University in Vancouver, BC. From 1997 to present, he has been Vice President and director of Digital Accelerator Corp. He has been a director of Vertigo Technologies, Inc. from September 2002 to present. From 1980-1982, he was President of Miller Electronics - a Division of Gendis.

         GERALD WILLIAM RUNOLFSON, current Secretary and Director, age 61, was President and Director of Drucker, Inc. from 1991 to June 2003. He received a Bachelor of Science in Civil Engineering in 1963 from University of Saskatchewan Canada. He studied Business Administration 1970 - 1971 at University of Alberta, Canada. From 1988 to 2000, he has been President of International Butec Industries Corp., Vancouver, BC, a company involved in mining exploration but switched to high tech (smart card technology) in 2000. He has resigned as an officer and director from Butec effective January 29, 2001. From 1991 to 1994 he was President of N-Viro Recovery, Inc. From 1994 to present he has been President of Elkon Products, Inc. of Vancouver, B.C. Principal business of Elkon Products is the supply of silica fume. Silica fume is a product 100 times finer than cement and is a byproduct of the silicon metal manufacturing business. Elkon has the exclusive Canadian distribution rights for all silica fume produced in Canada. The product is used mainly in oil well cementing operation and in concrete construction. It is delivered by bulk rail car from Quebec to Alberta and then delivered by tanker truck to the company's customers. Major customers include the oilfield service companies: Halliburton, BJ Services. He has been a Director of Horseshoe Gold Mines since 1991, a mining exploration company currently focusing on diamond exploration in Northern Canada. He resigned as President in June 2003 and was appointed Secretary. .

         WEI ZHANG LIU, age 53, was appointed a director of Drucker, Inc. on August 11, 2003. He obtained a Bachelor Degree from University of Science and Technology Beijing ("USTB") in 1976 and also obtained a Bachelor Degree from the Arts & Law School of USTB in 1982. During the period from 1990 to present, Mr. Liu acted as Vice G.M. and G.M. of BK Machinery; G.M. and President of BK. He is in charge of overall affairs of BK and has turned the company into a major manufacturer and provider of automation system solutions and related products in China.

         LIANG HONG, age 40, was appointed a director of Drucker, Inc. on August 11, 2003. He obtained a Bachelor Degree in 1985 from Automation Department of USTB. From the beginning of 2003 to the present, he has been Vice G.M. in School-funded Industrial Group of USTB. His major responsibilities include assessment for investment in connection with whole school's industry, estimation of legal risks, project plan, capital operation, public relationship, etc. Mr. Hong was a founder of BK and acts as Vice President, participating in all major decisions and development plan of the company, and shouldering such responsibilities as the establishment of technical and marketing teams, operating management, organization of R & D, development of new technology, administration of major projects, public relations, financing, etc. From 2001 to 2002, Mr. Hong set up Time High-Tech Co., Ltd. (THT) and acted as Vice G.M. The company was invested by State Investment Development Corporation (SIDC) and USTB. Mr. Hong participated in all initial activities including project assessment, financing negotiations, incorporation of joint ventures. From 1999 to 2002, Mr. Hong acted as vice director of Robot Institute of USTB.

         LIANG SONG GE, age 38, was appointed a director of Drucker, Inc. on August 11, 2003. He obtained a Bachelor Degree in 1986 from the Automation Department of USTB and a Master Degree in 1989 from Automation Department of Harbin Institute of Technology, China. From 1998 to 2002, Mr. Ge acted as Vice G.M. of BK. Since the beginning of 2003, Mr. Ge has acted as G.M. of BK.

         YI KANG SUN, age 71, was appointed a director of Drucker, Inc. on August 11, 2003. He is a professor of automation at USTB, obtained a Bachelor Degree in 1952 from Tsinghua University in Beijing, China with a major in Material Molding and Control Engineering. Since 1999, Mr. Sun has acted as Technical Director of BK. He has been a director since incorporation of the company, responsible for technology directions, application and management, product development, international communication and development planning, R & D, and project planning. From 1994 to 1999, Mr. Sun acted as Chief Engineer of BK and was responsible for all major engineering and technological issues.

         Each of the Directors, Mssrs. Ringma, Liu, Hong, Ge, Sun, and Runolfson Devotes about 10% of his time to the business of the Company.

         Under the Delaware General Corporation Law and the Company's Articles of Incorporation, as amended, the Company's directors have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

         The Board of Directors acts as the Audit Committee and Compensation Committee. During the fiscal year ended December 31, 2003, the Board of Directors held numerous meetings.


COMPENSATION OF DIRECTORS


                     SUMMARY COMPENSATION TABLE OF DIRECTORS

                   DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

(Except for compensation of Officers who are also Directors which Compensation is listed in Summary Compensation Table of Executives)

                                                      Cash Compensation                                       Security Grants
------------------------------------------------------------------------------------------------------------------------------------
Name                              Annual             Meeting          Consulting              Number          Number of Securities
                                  Retainer           Fees ($)         Fees/Other              of              Underlying
                                  Fees               ($)              Fees ($)                Shares(#)       Options/SARs(#)
A. Director                       0                      0                23,000                  0                    0
Gerald Runolfson

B. Director                       0                      0                26,750                  0                    0
Ernest Cheung
(resigned August 2003)

C. Director                       0                      0                     0                  0                    0
Patrick Chan
(resigned June 2003)

D. Director                       0                      0                     0                  0                    0
Joseph Tong
(resigned June 2003)

E. Director                       0                      0                36,538                  0                    0
Ken Kow
(resigned August 2003)

F. Director                       0                      0                     0                  0                    0
Zhang Liu Wei

G. Director                       0                      0                     0                  0                    0
Hong Liang

H. Director                       0                      0                     0                  0                    0
Liang Song Ge

I. Director                       0                      0                     0                  0                    0
Liang Hong

J. Director                       0                      0                     0                  0                    0
Yi Kang Sun

K. Director
Ronald Xie

   Termination of Employment and Change of Control Arrangements:  None

  Stock purchase options:


Name                                     Shares Underlying    Option    Expiry
                                              Options         Price      Date
                                                                           (USD)
---------------------------------       -------------------   ------    -------
Patrick Chan                             550,000 shares (1)     $.40    6/30/06
FKT Exploration Consultants, Ltd.        325,000 shares (2)     $.40    6/30/06
Ken K Consulting, Ltd.                   325,000 shares (3)     $.40    6/30/06
Cobilco Inc.                             550,000 shares (4)     $.40    6/30/06
Lancaster Pacific Investment Ltd.        550,000 shares (5)     $.40    6/30/06
Gerry Runolfson                          300,000 shares (6)     $.40    6/30/06
Yonderiche Int'l Consultants             150,000 shares (7)     $.40    6/30/06
808719 Ont. Ltd.                         100,000 shares (8)     $.40    6/30/06
Gemsco Management Ltd.                   100,000 shares (9)     $.40    6/30/06

         The above options were issued in November, 1999 and are exercisable at US$0.40 per share. The expiry date for the above options is 2004. As of the date of this report, none of the above options have been exercised.

(1)  Mr. Chan was  Chairman of the Board.
(2)  FKT Exploration Consultant, Ltd. is owned by Fred Tse, a consultant.
(3)  Ken K Consultant, Ltd. is owned by Ken Kow, a paid consultant and director.
(4) Cobilco is owned by Raoul Tsakok, a director, of Richco Investors, Inc., a major shareholder.
(5)  Lancaster Pacific Investment, Ltd. is owned by Paul Chan, a consultant.
(6)  Mr. Runolfson is President and director.
(7)  Yonderiche Int'l Consultants is owned by Jack Song.
(8)  808719 Ont., Ltd. is owned and controlled by Joe Tong, a director.
(9) Gemsco Management, Ltd. is owned and controlled by Maurice Tsakok, a director of Richco Investors, Inc. a major shareholder


                             EXECUTIVE COMPENSATION

Cash Compensation.

       (a) Compensation paid for all services provided up to December 31, 2002
(1) to each of our executive officers and (2) to all officers as a group.


                                     SUMMARY COMPENSATION TABLE OF EXECUTIVES
                                            Annual Compensation                                          Awards

Name and                 Year          Salary ($)       Bonus         Other Annual          Restricted           Securities
Principal                                               ($)           Compensation ($)      Stock                Underlying
Position                                                              Award(s)($)           Options/SARs(#)

Gerald                    2003          0                 0                 0               0                         0
Runolfson,                2002          0                 0                 0               0                         0
President                 2001          0                 0                 0               0                         300,000 (6)
(resigned June 2003
currently Secretary)

Ernest Cheung,            2003          0                 0                 0               0                         0
Secretary                 2002          0                 0                 0               0                         0
(resigned June 2003)      2001          0                 0                 0               0                         0

Patrick Chan,             2003          0                 0                 0               0                         0
Chairman                  2002          0                 0                 0               0                         0
(resigned June 2003)      2001          0                 0                 0               0                         550,000 (1)

Ronald Xie,               2003          0                 0                 0               0                         0
President/Director        2002          0                 0                 0               0                         0
                          2001          0                 0                 0               0                         550,000 (1)

Officers                  2003          0                 0                 0               0                         0
as a group                2002          0                 0                 0               0                         0
                          2001          0                 0                 0               0                         850,000 (6,1)

       (b)   Compensation Pursuant to Option Plans.


                    TABLE OF OPTIONS OUTSTANDING TO OFFICERS

Name and                Shares Underlying       Option                  Expiry
Principal Position      Options                 Exercise Price (USD)     Date
------------------      -----------------       --------------------    -------
Gerald Runolfson
(former President
now Secretary)          300,000                 $.40                    6/30/06

Patrick Chan
(former Chairman
 and Director)          550,000 (1)             $.40                    6/30/06

Ernest Cheung
(resigned Secretary
and Director)                 0                 N/A                     N/A

         (c) Other Compensation. None. No stock appreciation rights or warrants exist to management.

         (d) Compensation of Directors.

EMPLOYMENT AGREEMENT

         The Company has not entered into any employment agreements with its executive officers to date. The Company may enter into employment agreements with them in the future.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 15, 2003, the Company entered into an Acquisition Agreement with Speed One Investment Limited ("Speed One") and Beijing Beike Machinery Electronic Materials Hightech Corporation ("BK Machinery") to acquire 100% of the issued and outstanding shares of Beijing Beike-Masic Automation Engineering Company Limited ("BK"), a Chinese company which specializes in industrial automation, in exchange for 93,020,800 shares of common stock of the Company, calculated on pre-consolidation basis. The Agreement provides for a one for three reverse split of all the outstanding shares of Drucker which must be approved by share-holders before the issuance of the additional shares may be completed. Pursuant to the Agreement, the Company has issued 17,500,000 common shares pre-consolida-tion and will issue 25,173,600 on post-consolidation basis (representing the 75,520,800 common shares pre-split pursuant to the Agreement). Upon tender by BK Machinery of all the shares it owned in BK, being 25% of all the issued and out-standing shares of BK, the Company issued 17,500,000 common shares. All shares of BK have been delivered to the Company, and the Company has committed to deliver the balance of the shares upon completion of the reverse split. The issuance of the balance of the shares for the acquisition transaction requires the completion of the reverse split, which required reverse split is subject to shareholders authorization. Beijing Beike Machinery Electronics Materials Hightech Corp. has received 17,500,000 shares as a result of this transaction and will be issued an additional 5,755,200 shares (pre-split) upon the effective date of the reverse split being informed hereby.

        The following people beneficially own shares of the Company upon effectiveness of the shareholder approval which they received as a result of the BK transaction.

        Wei Zhang Liu - 14,650,650 shares(1)*
        Hong Liang - 14,650,650 shares(1)*
        Liang Song Ge - 14,650,650 shares(1)*
        Yi Kang Sun - 10,464,840 shares(1)*
        Ling Sheng Han - 7,674,216 shares(1)*
        Ping Wang - 5,581,248 shares(1)*
        Hong Jun Lu - 2,092,968 shares(1)*

(*) Upon shareholder owns a total of 69,765,600 shares pursuant to acquisition.
(1) Through Speed One Investment Ltd.

                              INDEPENDENT AUDITORS

         The Board of Directors has authorized the firm of Clancy and Co., independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2003.


                 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

         An Annual Shareholders' Meeting is proposed to be held in September 2004. Any proposal that a shareholder intends to present at the Company's 2004 Annual Meeting should have been received at the Company's principal executive office not later than June 30, 2004. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

         Nominations for directors to be elected at the 2004 Annual Meeting, other than those made by the Board of Directors, should be submitted to the Secretary of the Company no later than April 30, 2004. The nomination should include the full name of the nominee and a description of the nominee's back-ground in compliance with Regulation S-K of the reporting rules of the Securities and Exchange Commission.

              PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION AND
                       CHANGES IN CORPORATE CAPITALIZATION

NOTE: A majority of the shareholders have already consented to these actions, and no further shareholder action is necessary under Delaware General Corpora-tion Laws.

--------------------------------------------------------------------------------

Proposal 1: To Authorize the amendment of the Company's Articles of Incorpora-tion to increase the number of Common Shares authorized from fifty million (50,000,000) to five hundred million (500,000,000).

--------------------------------------------------------------------------------

                                   Proposal 1:

     We are asking shareholders to authorize the directors of the Company to increase of the number of Common Shares authorized from fifty million to five hundred million. This requires an amendment to our Articles of Incorporation.

     We believe that the share increase authorization in our Articles of Incorp-oration is in the best interest of our corporation because we have issued Fifty million shares, and the Company completed an Agreement with BK Machinery and Speed One Investment Ltd to acquire 100% of Beijing Beike Masic Automation Corp. for 97 million shares, and the share delivery cannot be completed without the additional share authorization since the Company has fully issued all of its authorized shares, and 79,500,000 shares are yet due. Without additional shares authorized, the Company cannot raise any more capital through shares or complete this share delivery for BK, and it has substantial needs for more operating capital.

        BK is a major Chinese provider of industrial system solutions for auto-mation and control. It is specialized and experienced in developing, manufactur-ing, distributing and integrating system solutions and automation control products to top industrial enterprises such as steel companies, machinery manu-facturing companies and public utilities in China. The manufacturing and R & D facilities are located in Zhong-Guan-Cun Hi-tech Zone, the so-called "Silicon Valley" in Beijing, China. It has received ISO 9001:2000 certification for its management system which meets quality specs of 1SO. As a high-tech company it was entitled to various government incentives, tax and other preferential Treat-ments including full exemption from PRC income tax for 3 years effective from April 1, 1998, followed by a 50 percent reduction for the following three years in accordance with the relevant tax rules and regulation. BK has over 100 employees at its main manufacturing facilities and R & D centre in Beijing. More than 60% are technical and engineering personnel. Due to its experience and qual -ifications in automation engineering, it has participated in many joint projects with the Institute of Industrial Robots, Automation and Engineering of the University of Science and Technology Beijing (USTB) where BK has recruited some of its core technical and research engineering teams. BK's OEM suppliers include AVTRON (US), SIEI (Italy), Siemens (Germany), GE-FANUC (US), Yaskawa (Japan) and Omron (Japan). BK is also a distribution agent in China for Yaskawa products including robotics information and other control products. It also acts as authorized value-added reseller for GE-FANUC and SIEI.

     BK is a company incorporated and organized under the laws of the People's Republic of China. It was previously owned by BK Machinery (25%), a Chinese company fully owned by USTB, and certain individual shareholders (75%). In May 2003, all the individual shareholders of BK incorporated themselves and transferred all their shares in BK into Speed One Investment Ltd., a BVI company. As a result, BK was reorganized into a Chinese-foreign equity joint venture company in May 2003 in accordance with the Chinese company law and foreign investment legislation.

     It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where more shares will be issued equalling more than 20% of the issued and outstanding shares prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility but require a determination by the Board that the shares are being issued for fair and adequate consideration.

     In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company.

     It is likely that the Company may acquire other compatible business opportunities through the issuance of Common Stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior shareholder has paid, or at a greater than the then current market price. Typically unregistered shares are issued at less than market price due to their illiquidity and restricted nature, and the extended holding period, before they may be sold.


--------------------------------------------------------------------------------

Proposal 2: To amend the Articles of Incorporation to change the name to a name to be chosen by the Board of Directors.

--------------------------------------------------------------------------------

                                   Proposal 2:

                            AMENDMENT TO ARTICLES FOR
                             CORPORATION NAME CHANGE

     Our Majority Shareholders have authorized a change in the name of this corporation to a name yet to be determined by the Board of Directors. This requires an amendment to the Articles of Incorporation.

     Our Board believes the name change in its Articles of Incorporation are in the best interest of the corporation, to create a new market image to be focused on the Company's new business.

--------------------------------------------------------------------------------

Proposal 3: To authorize a reverse split of the outstanding common stock on a one for three basis.

--------------------------------------------------------------------------------

                                   Proposal 3:


              REVERSE SPLIT OF COMMON STOCK ISSUED AND OUTSTANDING

     Our Majority Shareholders have approved a pro-rata reverse split of our common stock, by which each three shares would become one share. The effective date of the reverse split will be 45 days following the date of the mailing of this Notice.

        The shareholders entitled to fractional shares as a result of the reverse split will have the fractional shares rounded up to the nearest whole share, because of the cost of administering fractional shares to the Company and the confusion, inconvenience, and administrative time at the transfer agent and for "street name" shareholders. The Board has determined that it is more cost effective and better business practice on a cost/benefit analysis to handle fractional shares this way than to attempt to administer them as fractional shares or to pay cash or scrip for them. At the most, the Company estimates, this rounding up to the nearest whole share would result in the issuance of fractional shares on a post-reverse split basis which at current price is $0.90 at $.30 per share.

        There will be no change in the number of record holders as a result of the reverse split.

     We believe that reverse split will be advantageous to us and to all shareholders, because it may provide the opportunity for higher share prices based upon fewer shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain polices and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those polices and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

     As a general rule, potential investors who might consider making investments in our company will refuse to do so when the company has a large number of shares issued and outstanding with little or no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstand -ing shares may, without any assurance, make our capitalization structure more attractive.

        The Company does not now qualify for a listing on any exchange, AMEX, NASDAQ, NYSE, or any smaller exchange. The Company does not meet any exchange qualifications at this time except that it is an SEC registered company. There is no assurance whatsoever that the Company will ever meet most of any exchange listing criteria.

     There is no assurance that any effect to the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes will rise, or that any rise which may occur will be sustained. Market conditions are not predictable and may be influenced by changes in investor attitudes and external economic conditions. We are proposing the steps we deem best calculated to meet the market attractively. We cannot control the market's reaction.

     Dissenting shareholders have no appraisal rights under Delaware law or pursuant to our constituent documents of incorporation or bylaws, in connection with the reverse split.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2002 and its quarterly report on the Form 10-QSB for the quarter ending September 30, 2003 are available upon request to: Ronald Xie, President, 916 Cathedral Place, 925 West Georgia Street, Vancouver, B.C., Canada V6C 3L2.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO RONALD XIE, PRESIDENT, DRUCKER, INC. Suite 916, Cathedral Place, 925 West Georgia Street, Vancouver, BC, Canada V6C 3L2, TELEPHONE: (604) 688-6999. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.

DRUCKER, INC.


/s/ Ronald Xie
-------------------------------------
Ronald Xie, President and Director









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